Exhibit 99.1

FOR IMMEDIATE RELEASE

Q2 Holdings, Inc. Announces Fourth Quarter and Full-Year 2023 Financial Results

AUSTIN, Texas (February 21, 2024)—Q2 Holdings, Inc. (NYSE:QTWO), a leading provider of digital transformation solutions for financial services, today announced results for its fourth quarter and full year ending December 31, 2023.

GAAP Results for the Fourth Quarter and Full-Year 2023

•Revenue for the fourth quarter of $162.1 million, up 11 percent year-over-year and up 5 percent from the third quarter of 2023. Full-year 2023 revenue of $624.6 million, up 10 percent year-over-year.

•GAAP gross margin for the fourth quarter of 50.2 percent, up from 45.2 percent for the prior-year quarter and up from 47.8 percent for the third quarter of 2023. GAAP gross margin for full-year 2023 of 48.5 percent, up from 45.3 percent for the full-year 2022.

•GAAP net loss for the fourth quarter of $18.1 million, compared to GAAP net losses of $32.4 million for the prior-year quarter and $23.2 million for the third quarter of 2023. GAAP net loss for full-year 2023 of $65.4 million, compared to $109.0 million for full-year 2022.

Non-GAAP Results for the Fourth Quarter and Full-Year 2023

•Non-GAAP revenue for the fourth quarter of $162.2 million, up 11 percent year-over-year and up 5 percent from the third quarter of 2023. Full-year 2023 non-GAAP revenue of $625.0 million, up 10 percent year-over-year.

•Non-GAAP gross margin for the fourth quarter of 56.0 percent, up from the prior-year quarter of 51.5 percent and up from 53.9 percent for the third quarter of 2023. Non-GAAP gross margin for full-year 2023 of 54.5 percent, up from 51.6 percent for full-year 2022.

•Adjusted EBITDA for the fourth quarter of $23.2 million, up from $8.4 million for the prior-year quarter and $19.7 million for the third quarter of 2023. Full-year 2023 adjusted EBITDA of $76.9 million, up from $36.9 million for the full-year 2022.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

“We closed out 2023 with our best bookings performance in company history, which included our two largest deals ever,” said Q2 CEO Matt Flake. “Our customers' focus on deposit growth drove heightened demand for our solutions throughout 2023, and our competitive differentiation enabled us to make 2023 a record year that included our highest-ever net new bookings, renewals, and backlog growth. This, coupled with our marked improvements in profitability expansion in the year, gives me confidence in our trajectory for 2024 and beyond.”

Fourth Quarter Highlights

•Signed four Tier 1 digital banking contracts including (a):
◦Top 10 U.S. Credit Union to utilize our retail solutions;
◦Three banks to utilize our commercial and small business solutions.

•Signed a new Top 4 U.S. bank to a relationship pricing solution contract.

•Signed an expansion deal with an existing Top 4 U.S. bank customer to further utilize our relationship pricing solutions.

•Subscription Annualized Recurring Revenue increased to $593.9 million, up 19 percent year-over-year from $500.9 million at the end of 2022.

•Remaining Performance Obligation total, or Backlog, increased by $269.2 million sequentially, resulting in total committed Backlog of approximately $1.8 billion at quarter-end, representing 17 percent sequential growth and 23 percent year-over-year growth.

“We delivered strong financial results to close out the year, with adjusted EBITDA at the high end of our guidance,” said David Mehok, Q2 CFO. “We've made significant strides in key financial metrics throughout 2023, effectively managing costs and strategically deploying capital. This led to more than doubling our full-year Adjusted EBITDA and a substantial increase in annual free cash flow when compared to the prior year. We believe that a strong demand environment and our progress on profitability improvements positions us well to execute on our new three-year financial targets.”

Financial Outlook

As of February 21, 2024, Q2 Holdings is providing guidance for its first quarter of 2024 and full-year 2024, which represents Q2 Holdings’ current estimates on Q2 Holdings’ operations and financial results. The financial information below represents forward-looking, non-GAAP financial information, including estimates of non-GAAP revenue and adjusted EBITDA. GAAP net loss is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net loss in that it excludes items such as depreciation and amortization, stock-based compensation, transaction-related costs, interest and other (income) expense, income taxes, lease and other restructuring charges, (gain) loss on extinguishment of debt and the impact to deferred revenue from purchase accounting. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the forward-looking adjusted EBITDA guidance to GAAP net loss. However, it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods.

Q2 Holdings is providing guidance for its first quarter of 2024 as follows:

•Total non-GAAP revenue of $161.7 million to $164.7 million, which would represent year-over-year growth of 6 to 8 percent.

•Adjusted EBITDA of $22.0 million to $24.0 million, representing 13 to 15 percent of non-GAAP revenue for the quarter.

Q2 Holdings is providing guidance for the full-year 2024 as follows:

•Total non-GAAP revenue of $683.0 million to $689.0 million, which would represent year-over-year growth of 9 to 10 percent.

•Adjusted EBITDA of $107.0 million to $111.0 million, representing approximately 16 percent of non-GAAP revenue for the year.

New Three-Year Financial Targets

Q2 Holdings is providing new three-year targets, for the years 2024 through 2026 as follows:

•Average annual subscription revenue growth of approximately 14 percent.

•Average annual adjusted EBITDA margin expansion of 300 to 400 basis points.

•Free Cash Flow of greater than 70 percent of our total Adjusted EBITDA for the full year of 2026.

Conference Call Details

Date:	Wednesday, February 21, 2024
Time:	5:00 p.m. EST
Hosts:	Matt Flake, CEO / David Mehok, CFO / Kirk Coleman, President / Jonathan Price, EVP Strategy and Emerging Businesses
Conference Call Registration:	https://conferencingportals.com/event/sPCVBfoJ
Webcast Registration:	https://events.q4inc.com/attendee/606425959

All participants must register using the above links (either the webcast or conference call). A webcast of the conference call and financial results will be accessible from the investor relations section of the Q2 website at http://investors.Q2.com/. In addition, a live conference call dial-in will be available upon registration. Participants should dial in at least 10 minutes before the start of the conference call. An archived replay of the webcast will be available on this website for a limited time after the call. Q2 has used, and intends to continue to use, its investor relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Q2 Holdings, Inc.

Q2 is a leading provider of digital transformation solutions for financial services, serving banks, credit unions, alternative finance companies, and fintechs in the U.S. and internationally. Q2 enables its financial institutions and fintech companies to provide comprehensive, data-driven digital engagement solutions for consumers, small businesses and corporate clients. Headquartered in Austin, Texas, Q2 has offices worldwide and is publicly traded on the NYSE under the stock symbol QTWO. To learn more, please visit Q2.com. Follow us on LinkedIn and X to stay up to date.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: non-GAAP revenue; adjusted EBITDA; adjusted EBITDA margin; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating expense; non-GAAP operating income (loss); and free cash flow. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of non-GAAP revenue, Q2 adjusts revenue to exclude the impact to deferred revenue from purchase accounting adjustments. In the case of adjusted EBITDA, Q2 adjusts net loss for such items as interest and other (income) expense, taxes, depreciation and amortization, stock-based compensation, transaction-related costs, lease and other restructuring charges, (gain) loss on extinguishment of debt and the impact to deferred revenue from purchase accounting. In the case of adjusted EBITDA margin, Q2 calculates adjusted EBITDA margin by dividing adjusted EBITDA by non-GAAP revenue. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation, amortization of acquired technology, transaction-related costs, lease and other restructuring charges and the impact to deferred revenue from purchase accounting. In the case of non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. Non-GAAP operating expense is calculated by taking the sum of non-GAAP sales and marketing expenses, non-GAAP research and development expense, and non-GAAP general and administrative expense. In the case of non-GAAP operating income (loss), Q2 adjusts operating income (loss), for stock-based compensation, transaction-related costs, amortization of acquired technology, amortization of acquired intangibles, lease and other restructuring charges, and the impact to deferred revenue from purchase accounting. In the case of free cash flow, Q2 adjusts net cash provided by (used in) operating activities for purchases of property and equipment and capitalized software development costs.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss). As a result, these non-GAAP financial measures have limitations and should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2’s management uses these non-GAAP measures as measures of operating performance; to prepare Q2’s annual operating budget; to allocate resources to enhance the financial performance of Q2’s business; to evaluate the effectiveness of Q2’s business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2’s results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2’s financial performance.

Forward-looking Statements

This press release contains forward-looking statements, including statements about:
strong demand for our solutions; our competitive differentiation; improvements in profitability expansion; our trajectory for 2024 and beyond; our progress on profitability improvements; our new three-year financial targets and our ability to execute on them; and, Q2’s quarterly and annual financial guidance. The forward-looking statements contained in this press release are based upon Q2’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) global macroeconomic uncertainties and challenges in the financial services industry and credit markets, including as a result of recent bank failures, inflation and higher interest rates and their potential impacts on Q2's prospects' and customers' operations, the timing of prospect and customer implementations and purchasing decisions, Q2's business sales cycles and on account holder or end user, or End User, usage of Q2's solutions; (b) the risk of increased or new competition in Q2's existing markets and as Q2 enters new markets or new segments of existing markets, or as Q2 offers new solutions; (c) the risks associated with the development of Q2's solutions and changes to the market for Q2's solutions compared to Q2's expectations; (d) quarterly fluctuations in Q2's operating results relative to Q2's expectations and guidance and the accuracy of Q2's forecasts; (e) the risks and increased costs associated with managing growth and the challenges associated with improving global operations, hiring, retaining and motivating employees to support such growth, particularly in light of recent macroeconomic factors, including increased employee turnover, labor shortages, wage inflation and competition for talent; (f) the risks associated with Q2's transactional business which are typically driven by End-User behavior and can be influenced by external drivers outside of Q2's control; (g) the risks associated with effectively managing Q2's business and cost structure in an uncertain macroeconomic environment, including as a result of challenges in the financial services industry and the effects of seasonal or other unexpected trends; (h) the risks associated with geopolitical uncertainties, including the heightened risk of state-sponsored cyberattacks on financial services and other critical infrastructure; (i) the risks associated with accurately forecasting and managing the impacts of any macroeconomic downturn or challenges in the financial services industry on Q2's customers and their End Users, including in particular the impacts of any downturn on fintechs or alternative finance companies, and Q2's arrangements with them, which represent a newer market opportunity for us, a more complex revenue model for us and which may be more vulnerable to an economic downturn than Q2's financial institution customers; (j) the challenges and costs associated with selling, implementing and supporting Q2's solutions, particularly for larger customers with more complex requirements and longer implementation processes, including risks related to the timing and predictability of sales of Q2's solutions and the impact that the timing of bookings may have on Q2's revenue and financial performance in a period; (k) the risk that errors, interruptions or delays in Q2's solutions or Web hosting negatively impacts Q2's business and sales; (l) the risks associated with cyberattacks, data and privacy breaches and breaches of security measures within Q2's products, systems and infrastructure or the products, systems and infrastructure of third parties upon which Q2 relies and the resultant costs and liabilities and harm to Q2's business and reputation and Q2's ability to sell Q2's solutions; (m) the difficulties and risks associated with developing and selling complex new solutions and enhancements, including those using artificial intelligence, or AI, with the technical and regulatory specifications and functionality required by Q2's customers and relevant governmental authorities; (n) regulatory risks, including risks related to evolving regulation of AI and machine learning and the receipt, collection, storage, processing and transfer of data; (o) the risks associated with Q2's sales and marketing capabilities, including partner relationships and the length, cost and unpredictability of Q2's sales cycle; (p) the risks inherent in third-party technology and implementation partnerships that could cause harm to Q2's business; (q) the risk that Q2 will not be able to maintain historical contract terms such as pricing and duration; (r) the general risks associated with the complexity of Q2's customer arrangements and Q2's solutions; (s) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (t) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (u) the risks associated with further consolidation in the financial services industry; (v) the risks associated with selling Q2's solutions internationally and with the continued expansion of Q2's international operations; and (w) the risk that Q2's debt repayment obligations may adversely affect Q2's financial condition and that Q2 may not be able to obtain capital when desired or needed on favorable terms.

Additional information relating to the uncertainty affecting the Q2 business is contained in Q2’s filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2’s website at http://investors.Q2.com/. These forward-looking statements represent Q2’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$229,655	$199,600
Restricted cash	3,977	2,302
Investments	94,353	233,753
Accounts receivable, net	42,899	46,735
Contract assets, current portion, net	9,193	8,909
Prepaid expenses and other current assets	11,625	10,832
Deferred solution and other costs, current portion	27,521	21,117
Deferred implementation costs, current portion	8,741	7,828
Total current assets	427,964	531,076
Property and equipment, net	41,178	56,695
Right of use assets	35,453	39,837
Deferred solution and other costs, net of current portion	26,090	26,410
Deferred implementation costs, net of current portion	21,480	18,713
Intangible assets, net	121,572	145,681
Goodwill	512,869	512,869
Contract assets, net of current portion and allowance	12,210	16,186
Other long-term assets	2,609	2,259
Total assets	$1,201,425	$1,349,726

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$62,404	$54,263
Convertible notes, current portion	—	10,903
Deferred revenues, current portion	118,723	117,468
Lease liabilities, current portion	10,436	9,408
Total current liabilities	191,563	192,042
Convertible notes, net of current portion	490,464	657,789
Deferred revenues, net of current portion	17,350	21,691
Lease liabilities, net of current portion	45,588	52,991
Other long-term liabilities	7,981	6,189
Total liabilities	752,946	930,702

Stockholders' equity:
Common stock	6	6
Additional paid-in capital	1,075,278	982,300
Accumulated other comprehensive loss	(1,111)	(2,972)
Accumulated deficit	(625,694)	(560,310)
Total stockholders' equity	448,479	419,024
Total liabilities and stockholders' equity	$1,201,425	$1,349,726

Q2 Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Revenues (1)	$162,118	$146,542	$624,624	$565,673
Cost of revenues (2)	80,725	80,340	321,973	309,328
Gross profit	81,393	66,202	302,651	256,345

Operating expenses:
Sales and marketing	26,554	28,505	109,522	108,214
Research and development	34,271	34,041	137,334	130,103
General and administrative	30,283	23,696	110,186	90,163
Transaction-related costs	—	294	24	1,176
Amortization of acquired intangibles	4,903	4,982	20,667	18,248
Lease and other restructuring charges	3,399	7,171	10,975	13,202
Total operating expenses	99,410	98,689	388,708	361,106
Loss from operations	(18,017)	(32,487)	(86,057)	(104,761)
Total other income (expense), net (3)	1,997	811	24,235	(1,314)
Loss before income taxes	(16,020)	(31,676)	(61,822)	(106,075)
Provision for income taxes	(2,059)	(735)	(3,562)	(2,908)
Net loss	$(18,079)	$(32,411)	$(65,384)	$(108,983)
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale investments	515	490	1,800	(1,873)
Foreign currency translation adjustment	368	141	61	(964)
Comprehensive loss	$(17,196)	$(31,780)	$(63,523)	$(111,820)

Net loss per common share:
Net loss per common share, basic and diluted	$(0.31)	$(0.56)	$(1.12)	$(1.90)
Weighted average common shares outstanding, basic and diluted	58,742	57,582	58,354	57,300

(1)    Includes deferred revenue reduction from purchase accounting of $0.1 million for each of the three months ended December 31, 2023 and 2022, and $0.3 million and $0.6 million for the twelve months ended December 31, 2023 and 2022, respectively.

(2)    Includes amortization of acquired technology of $5.8 million and $5.9 million for the three months ended December 31, 2023 and 2022, respectively, and $23.4 million and $22.7 million for the twelve months ended December 31, 2023 and 2022, respectively.

(3) Includes a gain of $19.9 million related to the early extinguishment of a portion of our 2026 Notes and 2025 Notes for the twelve months ended December 31, 2023.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Twelve Months Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(65,384)	$(108,983)
Adjustments to reconcile net loss to net cash from operating activities:
Amortization of deferred implementation, solution and other costs	25,848	23,270
Depreciation and amortization	71,707	61,659
Amortization of debt issuance costs	2,104	2,719
Amortization of premiums and discounts on investments	(3,192)	(302)
Stock-based compensation expense	79,188	65,157
Deferred income taxes	636	1,611
(Gain) loss on extinguishment of debt	(19,312)	—
Other non-cash charges	4,386	11,919
Changes in operating assets and liabilities	(25,689)	(20,494)
Net cash provided by operating activities	70,292	36,556
Cash flows from investing activities:
Net maturities (purchases) of investments	143,911	(130,463)
Purchases of property and equipment	(5,673)	(11,142)
Capitalized software development costs	(24,970)	(18,910)
Business combinations, net of cash acquired	—	(5,040)
Net cash provided by (used in) investing activities	113,268	(165,555)
Cash flows from financing activities:
Payment for maturity of 2023 convertible notes	(10,908)	—
Payments for repurchases of convertible notes	(149,640)	—
Proceeds from capped calls related to convertible notes	139	—
Proceeds from exercise of stock options and ESPP	8,397	5,882
Net cash provided by (used in) financing activities	(152,012)	5,882
Effect of exchange rate changes on cash, cash equivalents and restricted cash	182	(802)
Net increase (decrease) in cash, cash equivalents, and restricted cash	31,730	(123,919)
Cash, cash equivalents, and restricted cash, beginning of period	201,902	325,821
Cash, cash equivalents, and restricted cash, end of period	$233,632	$201,902

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
GAAP revenue	$162,118	$146,542	$624,624	$565,673
Deferred revenue reduction from purchase accounting	69	129	344	644
Non-GAAP revenue	$162,187	$146,671	$624,968	$566,317

GAAP gross profit	$81,393	$66,202	$302,651	$256,345
Stock-based compensation	3,023	3,290	13,346	12,262
Amortization of acquired technology	5,754	5,880	23,402	22,690
Transaction-related costs	—	18	—	18
Lease and other restructuring charges	556	23	1,117	23
Deferred revenue reduction from purchase accounting	69	129	344	644
Non-GAAP gross profit	$90,795	$75,542	$340,860	$291,982

Non-GAAP gross margin:
Non-GAAP gross profit	$90,795	$75,542	$340,860	$291,982
Non-GAAP revenue	162,187	146,671	624,968	566,317
Non-GAAP gross margin	56.0%	51.5%	54.5%	51.6%

GAAP sales and marketing expense	$26,554	$28,505	$109,522	$108,214
Stock-based compensation	(3,638)	(3,755)	(16,771)	(15,379)
Non-GAAP sales and marketing expense	$22,916	$24,750	$92,751	$92,835

GAAP research and development expense	$34,271	$34,041	$137,334	$130,103
Stock-based compensation	(3,466)	(3,624)	(15,157)	(13,987)
Non-GAAP research and development expense	$30,805	$30,417	$122,177	$116,116

GAAP general and administrative expense	$30,283	$23,696	$110,186	$90,163
Stock-based compensation	(9,242)	(6,188)	(33,914)	(23,529)
Non-GAAP general and administrative expense	$21,041	$17,508	$76,272	$66,634

GAAP operating loss	$(18,017)	$(32,487)	$(86,057)	$(104,761)
Deferred revenue reduction from purchase accounting	69	129	344	644
Stock-based compensation	19,369	16,857	79,188	65,157
Transaction-related costs	—	312	24	1,194
Amortization of acquired technology	5,754	5,880	23,402	22,690
Amortization of acquired intangibles	4,903	4,982	20,667	18,248
Lease and other restructuring charges	3,955	7,194	12,092	13,225
Non-GAAP operating income	$16,033	$2,867	$49,660	$16,397

Reconciliation of GAAP net loss to adjusted EBITDA:
GAAP net loss	$(18,079)	$(32,411)	$(65,384)	$(108,983)
Depreciation and amortization	17,943	16,422	71,707	61,659
Stock-based compensation	19,369	16,857	79,188	65,157
Provision for income taxes	2,059	735	3,562	2,908
Interest and other (income) expense, net	(2,131)	(888)	(4,724)	1,087
Transaction-related costs	—	312	24	1,194
Lease and other restructuring charges	3,955	7,194	12,092	13,225
Gain (loss) on extinguishment of debt	—	—	(19,869)	—
Deferred revenue reduction from purchase accounting	69	129	344	644
Adjusted EBITDA	$23,185	$8,350	$76,940	$36,891

Adjusted EBITDA margin	14.3%	5.7%	12.3%	6.5%

Q2 Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands)
(unaudited)

	Twelve Months Ended December 31,
	2023	2022

Net cash provided by operating activities	$70,292	$36,556
Purchases of property and equipment	(5,673)	(11,142)
Capitalized software development costs	(24,970)	(18,910)
Free cash flow	$39,649	$6,504

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Revenue Outlook
(in thousands)

	Q1 2024 Outlook		Full Year 2024 Outlook
	Low	High	Low	High

GAAP Revenue	$161,700	$164,700	$683,000	$689,000
Deferred revenue reduction from purchase accounting	—	—	—	—
Non-GAAP revenue	$161,700	$164,700	$683,000	$689,000

MEDIA CONTACT:	INVESTOR CONTACT:
Jean Kondo	Josh Yankovich
Q2 Holdings, Inc.	Q2 Holdings, Inc.
M: +1-510-823-4728	O: +1-512-682-4463
jean.kondo@Q2.com	josh.yankovich@Q2.com